                                                                EXHIBIT 4(a)(iv)

                    AMENDED AND RESTATED ASSUMPTION AGREEMENT
                         AND AMENDMENT TO LOAN DOCUMENTS


          THIS AMENDED AND RESTATED ASSUMPTION AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS (this "Amendment") is made and entered into as of November 9, 2000 by and among Paul Harris Stores, Inc., Paul Harris Merchandising, Inc., Paul Harris Retailing, Inc., and Paul Harris Distributing, Inc., as debtors and debtors-in-possession (collectively, the "Debtors"), and The J. Peterman Company, Peterman Property Corp. and Peterman Worldwide Corp. (the latter three entities, collectively, the "Non-Debtor Subsidiaries," and together with the Debtors, collectively, the "Borrowers"), and LaSalle Bank National Association ("Bank").

                                    RECITALS

          A. Borrowers and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of April 28, 2000 (as amended, restated, supplemented or otherwise modified in writing from time to time prior to the Petition Date, the "Pre-Petition Loan Agreement" and together with the Other Agreements (as defined in the Pre-Petition Loan Agreement as amended, restated, supplemented or otherwise modified in writing prior to the Petition Date, collectively, the "Pre-Petition Loan Documents"). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Pre-Petition Loan Agreement, as amended hereby (the "Loan Agreement").

          B. On or about October 13, 2000, the Non-Debtor Subsidiaries consummated certain transactions pursuant to which substantially all of their respective assets were sold or liquidated.

          C. On October 16, 2000 (the "Petition Date"), Debtors filed petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Southern District of Indiana, Indianapolis Division (the "Bankruptcy Court"), Case No. 00-12467-11 (collectively, the "Bankruptcy Cases").

          D. The commencement of the Bankruptcy Cases constituted an Event of Default under the Pre-Petition Loan Agreement.

          E. In order to continue Debtors' operations as debtors-in-possession under the Bankruptcy Code pending their reorganization, Borrowers have requested that Bank continue making secured loans to Debtors pursuant to the Pre-Petition Loan Documents, as amended hereby (the "DIP Financing"). Bank is willing to continue financing Debtors only if, among other things, the Pre-Petition Loan Documents are amended as hereinafter set forth, and the Bankruptcy Court enters an Interim Financing Order and Final Financing Order approving this Amendment and otherwise in form and substance satisfactory to Bank.

          F. On October 17, 2000, the Bankruptcy Court entered the Interim Financing Order approving the DIP Financing on an interim basis, and the parties hereto entered into that certain Assumption Agreement and Amendment to Loan Documents (the "Original Amendment") in the form attached as Annex A to the Interim Financing Order.

          G. Subsequently, the parties hereto agreed to amend and restate the Original Amendment on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Amendment as follows:

          1. Amendments. The parties hereby amend the Pre-Petition Loan Documents as follows:

               a. From and after the date hereof, all references in the Loan Agreement and the Other Agreements to (i) "Paul Harris," "Merchandising," "Retailing," or "Distributing" or any other reference to any such entity in any capacity shall be deemed to be references to Paul Harris Stores, Inc., Paul Harris Merchandising, Inc., Paul Harris Retailing, Inc., or Paul Harris Distributing, Inc., as applicable, both before the Petition Date, as pre-petition debtors, and on or after the Petition Date, as debtors-in-possession in the Bankruptcy Cases, and (ii) all or any portion of the Pre-Petition Loan Agreement and the other Pre-Petition Loan Documents shall mean and include the Pre-Petition Loan Agreement and the Pre-Petition Loan Documents, in each case, as amended by this Amendment.

               b. When used in the Loan Agreement and the Other Agreements, the terms "Bankruptcy Court," "DIP Financing," "Pre-Petition Loan Documents," "Petition Date," "Pre-Petition Loan Agreement," and "Bankruptcy Cases" shall have the meanings set forth in the Recitals of this Amendment.

               c. When used in the Loan Agreement and the Other Agreements, the terms "Debtors," "Initial Approved Budget," "Pre-Petition Collateral," "DIP Collateral," "Non-Debtor Subsidiary," "Non-Debtor Subsidiary Collateral," "Pre-Petition Indebtedness," "DIP Indebtedness," "DIP Loan Documents," "Loan Payment Date," "Prior Claims" and "Carve-Out" shall have the meanings set forth in the Final Financing Order.

               d. When used in the Loan Agreement and the Other Agreements, the following terms shall have the following meanings (and to the extent such terms are currently defined in the Pre-Petition Loan Agreement, the following definitions shall amend and restate the applicable definitions set forth in the Pre-Petition Loan Agreement):

               "Agreement" means that certain Amended and Restated Loan and Security Agreement dated as of April 28, 2000, among the Borrowers and Bank, as amended by the First Amendment to Loan and Security Agreement dated as of August 18, 2000 and the Forbearance Agreement and Second Amendment to Loan and Security Agreements dated as of October 13, 2000 and as otherwise amended or modified in writing through the Petition Date and as further amended by the Assumption Agreement, and as the foregoing may thereafter be extended, amended, supplemented or otherwise modified from time to time, including, without limitation, pursuant to the Interim Financing Order, the Final Financing Order or any other order of the Bankruptcy Court to which Bank has consented in writing in its sole discretion.

               "Assumption Agreement" means that certain Amended and Restated Assumption Agreement and Amendment To Loan Documents dated as of November 9, 2000, among Borrowers and Bank.

               "Borrowers' Liabilities" means any and all of the respective obligations, liabilities and indebtedness of each Borrower to Bank or to any parent, affiliate or subsidiary of Bank of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law, and whether arising or existing before, on or after the Petition Date. Without limiting the generality of the foregoing, the term "Borrowers' Liabilities" shall include all Pre-Petition Indebtedness and all DIP Indebtedness as those terms are defined in the Final Financing Order.

               "DIP Closing Date" means October 17, 2000.

               "Early Termination Date" means the Loan Payment Date, as defined in the Final Financing Order.

               "Final Financing Order" means an order of the Bankruptcy Court entered in the Bankruptcy Cases after the Final Hearing (as defined in the Interim Financing Order) pursuant to Sections 363 and 364 of the Bankruptcy Code, inter alia, authorizing the Debtors, as debtors-in-possession, to continue to incur secured indebtedness pursuant to Section 364 of the Bankruptcy Code, the Agreement and the Other Agreements, which order shall be in form and substance satisfactory to Bank in its sole discretion.

               "Interim Financing Order" means the order of the Bankruptcy Court entered in the Bankruptcy Cases on October 17, 2000, pursuant to Sections 363 and 364 of the Bankruptcy Code, inter alia, authorizing Debtors to incur secured indebtedness pursuant to Section 364 of the Bankruptcy Code and to enter into



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

          and/or assume the Assumption Agreement and the other DIP Loan Documents, which order shall be in form and substance satisfactory to Bank in its sole discretion.

               "Maturity Date" means June 30, 2001.

               "Other Agreements" means, collectively, the Agreement, the Note, the Mortgage, the Interim Financing Order, the Final Financing Order and all other agreements, instruments and documents, including, without limitation, letters of credit, guarantees, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter (whether before, on or after the Petition Date) executed by or on behalf of any Borrower or any other Person and delivered to Bank or to any parent, affiliate or subsidiary of Bank in connection with any of the Borrowers' Liabilities or the transactions contemplated hereby or thereby, as the same may be modified, amended, extended, restated or supplemented from time to time (including, without limitation, by any the DIP Loan Documents (as defined in the Final Financing Order) or any order of the Bankruptcy Court). Without limiting the foregoing, the term "Other Agreements" shall include all DIP Loan Documents.

               "Revolving Loans" means revolving loans and advances made under the Revolving Credit Commitment, whether made before, on or after the Petition Date.

               "Revolving Loan Borrowing Base" means, as at any date of determination thereof, an amount which is the sum of:

               (A) the product of the amounts of (i) each component of Eligible Inventory, (ii) outstanding and issued documentary letters of credit, and (iii) Carryover Inventory, multiplied by the Advance Ratio, subject to the maximum amount of each such product to be included in the Revolving Loan Borrowing Base, as follows:

               COMPONENT OF INVENTORY                       MAXIMUM AMOUNT
               ----------------------                       --------------
               Eligible Inventory on premises.              None.
               Eligible Inventory in transit.               None.
               Eligible Inventory in transit not
                    supported by a letter of credit.        None.
               Outstanding and issued documentary
                    letters of credit.                      $20,000,000
               Carryover Inventory.                         $ 5,000,000

               plus    (B)   [Intentionally omitted]

               plus    (C)   seventy percent (70%) of the fair market value of
          the Mortgaged Property, which is the amount of Four Million Four Hundred Eighty


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          Thousand Dollars ($4,480,000), as cumulatively reduced on the first day of each month commencing June, 2000 in the amount of Eighteen Thousand Six Hundred Sixty-Seven Dollars ($18,667) (the "Mortgaged Property Cap";

               plus    (D)   the Special Advance available as described in
          Paragraph 2.1(b) of this Agreement.

               For purposes hereof, "Advance Ratio" shall mean (i) up to Seventy-Five Percent (75%) from the Petition Date through December 22, 2000; (ii) up to Seventy Percent (70%) from December 23, 2000 through December 29, 2000; and (iii) up to Fifty Nine Percent (59%) from December 30, 2000 through the Maturity Date.

          e. The definition of "Eligible Inventory" in Paragraph 1.1 of the Pre-Petition Loan Agreement is hereby amended by adding the following at the end thereof:

               "Notwithstanding anything to the contrary herein, the term "Eligible Inventory" shall exclude any Inventory of any of the Non-Debtor Subsidiaries or any Inventory located at the stores or other facilities of any of the Non-Debtor Subsidiaries."

          f. Paragraph 2.1 of the Existing Loan Agreement is hereby amended by inserting the following at the end thereof:

          "Without limiting the right of Bank to establish other Reserves in accordance with the provisions of this Agreement, in the event any Borrower sells or otherwise disposes of any property other than Inventory sold in the ordinary course of business (the proceeds of which are required to be remitted to Bank for application to the Obligations), Bank shall be entitled to establish a Reserve against the Revolving Loan Borrowing Base in an amount equal to the proceeds from each such sale or other disposition."

          g. Paragraph 2.1(b) of the Existing Loan Agreement is hereby amended and restated in its entirety to read as follows:

               (iii) Special Advance. Subject to all of the terms and conditions of this Agreement, Bank agrees to include as part of the Revolving Credit Commitment, a special advance to Borrowers on the DIP Closing Date in the principal amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) (the "Special Advance"), which shall bear interest in accordance with Section 4.1, shall be secured by all of the Collateral as provided for herein, and shall be secured by all of the Collateral as provided herein, and shall be due and payable as follows: (i) $150,000 on October 20, 2000, (ii) $150,000 on October
          27, 2000, (iii) $150,000 on November 3, 2000, (iv) $150,000 on
          November 10, 2000, (v) $150,000 on November 17, 2000, (vi) $150,000 on
          November 24, 2000, (vii) $300,000 on December 1, 2000, and (viii) $300,000 on December 8, 2000;



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          provided, however, that any unpaid portion of the Special Advance shall be due and payable on the Early Termination Date.

          h. Paragraph 2.3 of the Pre-Petition Loan Agreement and all other applicable provisions of the Pre-Petition Loan Documents are hereby amended to provide that no Letters of Credit will be issued from or after the Petition Date for the account of any Non-Debtor Subsidiary under any circumstances unless Bank, in its sole discretion, otherwise agrees in writing.

          i. The definition of "Permitted Debt" in Paragraph 11.3(d) of the Pre-Petition Loan Agreement is hereby amended by adding the following sentence at the end thereof:

               "Notwithstanding anything to the contrary herein, the term "Permitted Debt" shall not include any Debt first incurred on or after the Petition Date."

          j. The parties hereto agree and acknowledge that interest shall accrue on all Loans and other Borrowers' Liabilities at the default rate of interest applicable to Prime Rate Loans, and the Pre-Petition Loan Agreement is hereby amended to so provide.

          k. Paragraph 5 of the Pre-Petition Loan Agreement is hereby amended to add the following new subparagraph 5.13:

               "(j) DIP Financing Fee. On the DIP Closing Date, Borrowers will pay to Bank a closing fee equal to $50,000, and this closing fee will be fully earned and nonrefundable on the DIP Closing Date."

          In addition, the Borrowers hereby reaffirm their joint and several obligation to pay, and hereby agree to pay, the unpaid $300,000 portion of the Closing Fee and the entire Success Fee, which Fees were previously earned on the First Amendment Effective Date. Paragraph 3 of that certain First Amendment to Loan and Security Agreement dated as of August 18, 2000, is hereby amended to provide that the remaining $300,000 balance of the Closing Fee shall be due and payable on December 15, 2000. The Success Fee shall continue to be due and payable on December 29, 2000.

          l. The Pre-Petition Loan Agreement is hereby amended to prohibit the making of any LIBOR Rate Loans.

          m. The Pre-Petition Loan Agreement is hereby amended to prohibit the making of any Revolving Loans or other extensions of credit or any distributions or other transfers to any Non-Debtor Subsidiary unless (A) Bank, in its sole discretion, otherwise agrees in writing or (B) such payment or transfer to or for the benefit of any Non-Debtor Subsidiary is permitted under the Peterman Transaction Documents.

          n. Paragraph 7.1 of the Pre-Petition Loan Agreement is hereby amended and restated in its entirety as follows:

          "7.  Grant of Security Interest and Super-Priority Administrative
Status.


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

          Borrowers hereby confirm their grant to Bank of a security interest in the Collateral (as defined in paragraph 7 of the Pre-Petition Loan Agreement) pursuant to the Pre-Petition Loan Documents. Borrowers further confirm that the security interests granted in the Pre-Petition Loan Documents extend to all assets described in paragraph 7 of the Pre-Petition Loan Agreement, whether arising or acquired prior to, on or after the Petition Date and secure all Borrowers' Liabilities, whether arising prior to, on or after the Petition Date. Furthermore, subject to the Carve-Out (as defined in the Final Financing Order), and the provisions of ordering paragraph 6 in the Final Financing Order, to secure the payment and performance of the Borrowers' Liabilities (whether arising prior to, on or after the Petition Date), including all renewals, extensions, restructurings and refinancings of any or all of the Borrowers' Liabilities, Borrowers, jointly and severally, hereby grant to Bank, a continuing security interest, lien and mortgage in and to all of the respective right, title and interest of Borrowers, as pre-petition debtors and debtors-in-possession, in all real and personal property and interests in real and personal property of Borrowers (as pre-petition debtors and debtors-in-possession in the case of the Debtors), whether arising or acquired prior to, on or after the Petition Date and regardless of where located (collectively, "Collateral"), including, without limitation, (a) accounts (including, without limitation, all of each Borrower's Accounts Receivable), chattel paper, contract rights, letters of credit, instruments and documents (sometimes hereinafter individually and collectively referred to as "Accounts"), and all goods whose sale, lease or other disposition by each Borrower which have given rise to Accounts and have been returned to or repossessed or stopped in transit by any Borrower; (b) Inventory; (c) goods (other than Inventory), machinery, Equipment, vehicles and fixtures (hereinafter individually and collectively referred to as "Equipment";
          (d) General Intangibles; (e) monies, reserves, deposits, deposit accounts and interest or dividends thereon, securities, cash, cash equivalents and other property now or at any time or times hereafter in the possession or under the control of Bank or its bailee; (f) liens, guarantees and other rights and privileges pertaining to any of the foregoing; (g) all books, records and computer records in any way relating to the foregoing; (h) all Facilities and the Mortgaged Property; (i) all other assets of each Borrower whether real, personal, tangible or intangible or mixed, now existing or hereafter acquired, created, built or otherwise coming into being together with all improvements thereon (including, without limitation, all of Borrowers' respective leasehold interests, rights of tenancy or other rights to occupy the premises occupied or controlled by any Borrower);
          (j) subject to the limitations in the Final Financing Order, all causes of action and claims of each Debtor's estate against third parties, including, without limitation, claims of each Debtor as debtor-in-possession under the Bankruptcy Code and all proceeds of avoidance claims of each Debtor under Sections 544, 545, 547, 548, 551 or 553 of the Bankruptcy Code (such avoidance claims, collectively, "Avoidance Actions"); and (k) all additions and accessions to, substitutions for, and replacements, rents, profits, products and proceeds of any of the foregoing, including, without limitation, the proceeds of any insurance policies covering any of the above-described property. As provided in the Final Financing Order, and subject



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

          to the Carve-Out, the Borrowers' Liabilities shall have the highest administrative priority under Section 364(c)(1) of the Bankruptcy Code, and shall have priority over all other costs and expenses of administration of any kind, including those specified in, or ordered pursuant to, Sections 105, 326, 330, 331, 503(b), 506(c), 507(b) or
          726 or any other provision of the Bankruptcy Code or otherwise (whether incurred in any Bankruptcy Case, any conversion of any Bankruptcy Case pursuant to ss. 1112 of the Bankruptcy Code, or in any other proceedings related thereto), and shall at all times be senior to the rights of the Debtor, any Non-Debtor Subsidiary, any successor trustee or estate representative in any Bankruptcy Case or any subsequent case or proceeding under the Bankruptcy Code and have the highest administrative priority under Section 364(c)(1) of the Bankruptcy Code."

          o. The definition of "Permitted Liens" in Paragraph 4.3(a) of the Pre-Petition Loan Agreement is hereby amended by adding the following sentence at the end thereof:

          "Notwithstanding anything to the contrary herein, the term "Permitted Liens" shall not include any liens, security interests, encumbrances, charges, restrictions, easements, or any other Liens to the extent they first arise on or after the Petition Date."

          p. Paragraph 7.4 of the Pre-Petition Loan Agreement is hereby amended (i) to delete the ";" after the word "demand" in the seventh line of such Paragraph, and to substitute therefor ".", and (ii) to delete the proviso at the end of such paragraph.

          q. Paragraph 13.3 of the Pre-Petition Loan Agreement is hereby amended by deleting the phrase "Following an Event of Default," and substituting therefor the phrase "Subject to the Final Financing Order, as the case may be,".

          r. Paragraph 11.2(f) of the Pre-Petition Loan Agreement is hereby amended and restated in its entirety as follows:

          "(f) Financial Covenants. Comply with the following financial covenants:

                   (i) Shall not make cumulative disbursements for, or on behalf of, any or all Debtors in excess of the sum of the Applicable Adjustment Amount plus the following amount for each period set forth below:

          ----------------------------------------------------------------------
          PERIOD                                  MAXIMUM DISBURSEMENT AMOUNT
          ----------------------------------------------------------------------
          10/22/00 - 10/28/00                     $  8,006,000
          ----------------------------------------------------------------------
          10/22/00 - 11/04/00                       18,916,000
          ----------------------------------------------------------------------
          10/22/00 - 11/11/00                       26,476,000
          ----------------------------------------------------------------------
          10/22/00 - 11/18/00                       33,483,000
          ----------------------------------------------------------------------
          10/22/00 - 11/25/00                       40,402,000
          ----------------------------------------------------------------------
          10/22/00 - 12/02/00                       50,454,000
          ----------------------------------------------------------------------
          10/22/00 - 12/09/00                       56,287,000
          ----------------------------------------------------------------------
          10/22/00 - 12/16/00                       60,333,000
          ----------------------------------------------------------------------



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          ----------------------------------------------------------------------
          10/22/00 - 12/23/00                       64,467,000
          ----------------------------------------------------------------------
          10/22/00 - 12/30/00                       67,828,000
          ----------------------------------------------------------------------
          10/22/00 - 1/06/01                        73,576,000
          ----------------------------------------------------------------------
          10/22/00 - 1/13/01                        78,943,000
          ----------------------------------------------------------------------
          10/22/00 - 1/20/01                        85,237,000
          ----------------------------------------------------------------------
          10/22/00 - 1/27/01                        90,216,000
          ----------------------------------------------------------------------

          As used herein, the term "Applicable Adjustment Amount" means with respect to any of the foregoing time periods specified in this subparagraph 11.2(f)(i), an amount equal to the dollar amount, if any, by which (i) the actual level of sales of Inventory of the Debtors in the ordinary course for such time period exceeds (ii) the budgeted amount of sales set forth in the Budget for such time period.

                   (ii) Maintain the following minimum aggregate level of sales of Inventory of the Debtors in the ordinary course of business for each of the following periods, which sales levels shall be reported to Bank in writing on or before noon of the first Tuesday immediately following the end of the applicable time period.


          PERIOD                                  MINIMUM SALES AMOUNT
          ----------------------------------------------------------------------
          10/22/00 - 10/28/00                     $   4,000,000
          ----------------------------------------------------------------------
          10/22/00 - 11/04/00                         8,000,000
          ----------------------------------------------------------------------
          10/22/00 - 11/11/00                        13,000,000
          ----------------------------------------------------------------------
          10/22/00 - 11/18/00                        18,250,000
          ----------------------------------------------------------------------
          10/22/00 - 11/25/00                        23,300,000
          ----------------------------------------------------------------------
          10/22/00 - 12/02/00                        35,190,000
          ----------------------------------------------------------------------
          10/22/00 - 12/09/00                        44,012,000
          ----------------------------------------------------------------------
          10/22/00 - 12/16/00                        55,204,000
          ----------------------------------------------------------------------
          10/22/00 - 12/23/00                        66,430,000
          ----------------------------------------------------------------------
          10/22/00 - 12/30/00                        72,510,000
          ----------------------------------------------------------------------
          10/22/00 - 1/06/01                         76,062,000
          ----------------------------------------------------------------------
          10/22/00 - 1/13/01                         79,762,000
          ----------------------------------------------------------------------
          10/22/00 - 1/20/01                         83,759,000
          ----------------------------------------------------------------------
          10/22/00 - 1/27/01                         87,311,000
          ----------------------------------------------------------------------

                   (iii) The Borrowers agree that they shall submit to Bank on or before December 15, 2000, a budget, in form and substance satisfactory to Bank in its sole discretion (the "2001 Budget"), setting forth the Debtors' projected sales, collections and disbursement levels and projected amounts under the other line items contained in the Initial Approved Budget on a weekly basis for the period from February 1, 2001 through June 30, 2001. Borrowers' failure to comply with the immediately preceding sentence shall constitute an immediate Event of Default. The financial covenants set forth in clauses (i), (ii) and (iii) in this subparagraph 11.2(f) shall be extended to cover the period from February 1, 2001 through June 30, 2001, and shall be reset (as determined by the Bank) using (i) the projections in the 2001 Budget, (ii) February 1, 2001 as the starting date for each cumulative time period, and (iii) the same methodology used in setting the financial covenants for the period ending January 31, 2001 (based on the Initial Approved Budget)."

          s. Paragraph 11.2 of the Pre-Petition Loan Agreement is hereby amended by adding the following new subparagraphs (xv) through (xviii):

          "(xv) On each Tuesday (beginning on October 24, 2000), for each week ending on the immediately preceding Sunday, the Borrowers will deliver to Bank a report, in form and substance satisfactory to Bank, (a) setting forth for the applicable week and on a cumulative basis for the post-petition period ending on such Sunday, (i) the aggregate amount of sales of Debtors' Inventory in the ordinary course of business, (ii) the aggregate amount of cash receipts, (iii) letter of credit issuances and payments, and (iv) the actual results under each of the other line items in the Approved Budget and (b) comparing all such actual results against the corresponding budgeted actual and cumulative amounts for each line item, together with a certificate signed by the chief financial officer or comptroller of Paul Harris, setting forth Borrowers' determination as to their compliance or non-compliance with the financial covenants set forth in Paragraph 11.2(f)(i), (ii) and (iii);

          (xvi) On November 15, 2000, Borrowers will deliver to Bank, in form and substance satisfactory to Bank, a consolidated monthly projected income statement, balance sheet and cash flow statement for the Debtors covering each of the months of November and December, 2000 and January, 2001 (and in the case of the monthly balance sheets, as of the end of each such month);

          (xvii) On December 15, 2000, the Borrower shall deliver to Bank, in form and substance satisfactory to Bank, a consolidated monthly projected income statement, balance sheet and cash flow statement for the Debtors covering each of the months of February through June, 2001 (and in the case of the monthly balance sheets, as of the end of each such month); and

          (xviii) On each Business Day (beginning on October 23, 2000), the Borrowers will deliver to Bank a report, in form and substance satisfactory to Bank, setting forth each particular disbursement made by any Borrower."

          t. Paragraph 12.1 of the Pre-Petition Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "12.1 Events of Default. The occurrence of any one of the following events shall constitute a default ("Event of Default") by any Borrower under this Agreement: (a) if any Borrower fails or neglects to perform, keep or observe any covenant or agreement contained in this Agreement or in the Other Agreements which is required to be performed, kept or observed by Borrowers; (b) if any representation or warranty made by any Borrower herein or in any Other Agreement is breached or is false or misleading in any material respect, or any


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

          exhibit, schedule, certificate, financial statement, report, notice or other writing furnished by any Borrower or any of its partners, shareholders, directors, officers, employees, managers, members or representatives to Bank is false or misleading in any material respect on the date as of which the facts therein are stated or certified; (c) if any Borrower fails to pay Borrowers' Liabilities when due and payable or declared due and payable; (d) [intentionally omitted]; (e) [intentionally omitted]; (f) [intentionally omitted]; (g) [intentionally omitted]; (h) [intentionally omitted]; (i) if a notice of lien, levy or assessment is filed of record on or after the Petition Date with respect to any or all of the Collateral by the United States or any department, agency or instrumentality thereof or by any state, county, municipal or any other governmental agency, including without limitation the PBGC, or if any taxes or debts owing at any time or times thereafter to any one of them becomes a lien or encumbrance upon any of the Collateral and the same is not released within thirty (30) days after the same becomes a lien or encumbrance;
          (j) [intentionally omitted]; (k) [intentionally omitted]; (l) [intentionally omitted]; (m) [intentionally omitted]; (n) the occurrence of a material breach, a default or an event of default by any Borrower under any of the Other Agreements; (o) any guaranty of Borrowers' Liability shall be terminated, curtailed or restricted in scope without Bank's consent; (p) [intentionally omitted]; (q) any post-petition material adverse change occurs in any Borrower's business, assets, operations, prospects or condition, financial or otherwise; (r) the prospect of repayment of any portion of the Borrowers' Liabilities where the value or priority of Bank's security interest in the Collateral is materially impaired at any time after the Petition Date; (s) any material portion of any Borrower's assets is seized, attached, subjected to a writ or distress warrant, is levied upon or comes into the possession of any judicial officer; (t) any Borrower shall generally not pay its post-petition debts as they become due; (u) any post-petition notice of any lien, levy or assessment is filed of record with respect to any Borrower's assets which is not discharged within 15 days from the occurrence thereof;
          (v) any final judgments are entered against any Borrower at any time after the Petition Date in an aggregate amount exceeding $100,000, which are not covered by insurance and which remain unpaid, unstayed, undischarged, unbonded or undismissed for a period of 15 days from the occurrence thereof; (w) any post-petition default shall occur under any material agreement between any Borrower and any third party, including, without limitation, any default which would entitle such third party to accelerate the maturity of any Debt of any such Borrower to such third party; (x) any Bankruptcy Case is converted to a case under Chapter 7 of the Bankruptcy Code; (y) a trustee or an examiner with enlarged powers (beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) relating to the operation of the business of any Debtor is appointed in any Bankruptcy Case or any Debtor applies for, consents to, or acquiesces in, any such appointment; (z) except as expressly permitted in the Final Financing Order (including, without limitation, ordering paragraph 11 of the Final Financing Order relating to the Carve-Out), any Debtor files any application for approval or allowance of, or any order is entered approving or allowing, any administrative expense claim in any Bankruptcy Case, having any priority over, or being pari passu with, the superadministrative priority of the Borrowers' Liabilities; (aa) an order is entered in any Bankruptcy Case granting relief from the automatic stay of Section 362 of the Bankruptcy Code
          (i) to any holder or holders of a Lien on any material collateral in allowing such holder or holders to foreclose or otherwise realize upon such Liens, or (ii) to any party in interest if such relief is of a kind that would otherwise not be permitted under this Agreement or any Other Agreement; (bb) the Final Financing Order (in form and substance satisfactory to Bank in its sole discretion) is not entered by the Bankruptcy Court on or before November 30, 2000, or such later date as Bank, in its sole discretion, may consent to in writing after the date hereof, (cc) the Interim Financing Order or the Final Financing Order is stayed, reversed, vacated, amended or otherwise modified in any respect without the prior written consent of Bank, which consent may be withheld in its sole discretion; (dd) the Bankruptcy Court or any other court enters an order or judgment in any Bankruptcy Case modifying, limiting, subordinating or avoiding the priority of any Borrowers' Liabilities or the perfection, priority or validity or Bank's pre-petition or post-petition Liens on any Collateral, or imposing, surcharging or assessing against Bank or its claims or any Collateral, any costs or expenses, whether pursuant to Section 506(c) of the Bankruptcy Code or otherwise; (ee) any Debtor violates in any material respect any term or provision of the Interim Financing Order or the Final Financing Order; (ff) any motion or application is filed by or on behalf of any Debtor in any Bankruptcy Case seeking the entry of an order, or an order is entered in any Bankruptcy Case, approving any subsequent debtor-in-possession facility for borrowed money or other extensions of credit unless such subsequent facility and such order expressly provide for the indefeasible payment and complete satisfaction in full in cash to Bank of all Borrowers' Liabilities prior to, or concurrently with, any initial borrowings or other extensions of credit under such subsequent facility; (gg) any Bankruptcy Case is dismissed; or (hh) any Debtor fails to deliver any certified Borrowing Base certificate when due."

          2. Forbearance re: Existing Events of Default. Nothing in this Amendment or in any of the DIP Loan Documents or the Interim Financing Order or the Final Financing Order shall constitute or be deemed to constitute a waiver by Bank of (i) any existing or future Events of Default (including, without limitation, the Events of Default arising from the commencement of these Bankruptcy Cases), or (ii) any rights or remedies of Bank against any of the Borrowers or any property of any of the Borrowers under any of the DIP Loan Documents. Without prejudice to, or waiver of, (x) Bank's rights and remedies against any Borrower in respect of any Events of Default other than the Existing Defaults (as defined below), or (y) Bank's rights and remedies against any Person other than any Borrower, Bank agrees to forbear from foreclosing its Liens on any Collateral or otherwise taking enforcement action against any Borrower based solely on any Existing Default; provided that such forbearance shall terminate upon the occurrence of any Event of Default other than an Existing Default. As used herein, the term "Existing Default" shall mean all Events of Default existing as of the Petition Date and as to which Bank has actual knowledge as of the date of this Amendment.

          3. Entire Agreement and Acknowledgements of the Parties. The parties hereto agree that the amendments set forth in this Amendment as modified by the Final

Financing Order constitute the entire agreement of the parties with respect to the matters set forth herein, shall be limited precisely as written and shall not be deemed to be a consent to any waiver, amendment or modification of any other term or condition of the Loan Agreement or any Other Agreements.

          4. Conditions Precedent. The effectiveness of this Amendment shall be subject to satisfaction of the following conditions (any one or all of which may be waived by Bank in its sole discretion):

          a. Receipt by Bank of counterparts of this Amendment, duly executed by the Borrowers and Bank; and

          b. The Bankruptcy Court shall have approved and entered the Final Financing Order in a form and in substance satisfactory to Bank in its sole discretion.

          5. References in Other Documents. All references to any Pre-Petition Loan Document shall be deemed to be a reference to same as amended hereby.

          6.   Miscellaneous.

          a. To induce Bank to enter into this Amendment, Borrowers hereby jointly and severally represent and warrant to Bank that each Borrower has full power and authority to enter into this Amendment, that this Amendment has been duly authorized, executed and delivered by each Borrower, and that this Amendment constitutes a legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms.

          b. This Amendment may be signed in any number of counterparts each of which constitutes an original, but all of which, taken together, shall constitute one and the same instrument.

          c. It is the parties' intention that this Amendment be interpreted in such a way that it is valid and effective under applicable law; however, if one or more of the provisions of this Amendment shall for any reason by found to be invalid or unenforceable, the remaining provisions of this Amendment shall be unimpaired.

          d. The parties hereto agree that Bank shall be promptly reimbursed jointly and severally by Borrowers without order of the Bankruptcy Court for all costs and expenses (including, without limitation, all filing and recording fees, attorneys' and paralegals' fees and expenses and out-of-pocket audit expenses) incurred by Bank in connection with: (i) the preparation of any or all of the Interim Financing Order, the Final Financing Order, the Loan Agreement, the Other Agreements and related instruments, documents and agreements; (ii) the preservation and protection of Bank's rights hereunder and thereunder; (iii) the collection of any or all Pre-Petition Indebtedness and DIP Indebtedness; (iv) the defense of any claim or action asserted or brought against Bank by any Person that arises from or relates to any or all of the Pre-Petition Loan Documents, the Loan Agreement, the Other Agreements, or any matters in connection therewith; (v) the commencement or defense of, or intervention in any court proceeding in any Bankruptcy Case including any proceeding involving any objection or complaint filed pursuant to ordering paragraph 25 of the Final Financing Order, (vi) the filing of any petition, complaint, answer, motion or other pleading, or taking of any other action in or with respect to the Pre-Petition Collateral, the Non-Debtor Subsidiary Collateral or the DIP Collateral; (viii) the review and analysis of any pleading filed in any Bankruptcy Case: (viii) the protection, collection, lease, sale, taking possession of, or liquidation of any of the Pre-Petition Collateral, the Non-Debtor Subsidiary Collateral or the DIP Collateral or Bank's interest therein, (ix) any attempt to enforce any security interest in any of the Pre-Petition Collateral, the Non-Debtor Subsidiary Collateral or the DIP Collateral; or (x) the rendering of any advice with respect to any of the foregoing.

          7. Choice of Law and Jurisdiction. To the extent not governed by the provisions of the Bankruptcy Code, any dispute between any Borrower and Bank and arising out of, connected with, related to, or incidental to the relationship established between them in connection with this Amendment, and whether arising in contract, tort, equity or otherwise, shall be resolved in accordance with the internal laws and not the conflicts of law provisions of the State of Illinois.

          8. Waiver of Jury Trial. THE PARTIES HERETO WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT OR ANY MATTER ARISING HEREUNDER.

          IN WITNESS WHEREOF, the parties have duly executed and delivered this Amended and Restated Assumption Agreement and Amendment to Loan Documents as of the day and year first above written.


                                           PAUL HARRIS STORES, INC.



                                           By:  /s/ Richard R. Hettlinger
                                                --------------------------------
                                           Its: Senior VP - CFO
                                                --------------------------------



                                           PAUL HARRIS MERCHANDISING, INC.



                                           By:  /s/ Richard R. Hettlinger
                                                --------------------------------
                                           Its: Senior VP - CFO
                                                --------------------------------



                                           PAUL HARRIS RETAILING, INC.



                                           By:  /s/ Richard R. Hettlinger
                                                --------------------------------
                                           Its: Senior VP - CFO
                                                --------------------------------



                                           PAUL HARRIS DISTRIBUTING, INC.



                                           By:  /s/ Richard R. Hettlinger
                                                --------------------------------
                                           Its: Senior VP - CFO
                                                --------------------------------



                                           THE J. PETERMAN COMPANY



                                           By:  /s/ Richard R. Hettlinger
                                                --------------------------------
                                           Its: Senior VP - CFO
                                                --------------------------------

                                           PETERMAN PROPERTY CORP.



                                           By:  /s/ Richard R. Hettlinger
                                                --------------------------------
                                           Its: Senior VP - CFO
                                                --------------------------------



                                           PETERMAN WORLDWIDE CORP.



                                           By:  /s/ Richard R. Hettlinger
                                                --------------------------------
                                           Its: Senior VP - CFO
                                                --------------------------------



                                           LASALLE BANK NATIONAL ASSOCIATION



                                           By:  /s/ William A. Stapel
                                                --------------------------------
                                           Its: F.V.P.
                                                --------------------------------